PROSPECTUS SUPPLEMENT NO. 4	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated October 1, 2024)	Registration No. 333-278977

Nano Labs Ltd

6,521,737 Class A Ordinary Shares

This Prospectus Supplement No. 4 is being filed to update and supplement the information contained in the prospectus dated October 1, 2024 (as supplemented from time to time, the “Prospectus”) that forms a part of our Registration Statement on Form F-1, as amended and supplemented (File No. 333-278977) (the “Registration Statement”) with the information contained in six Current Reports on Form 6-K, each filed with the Securities and Exchange Commission (“SEC”) on December 12, 2024, December 26, 2024, December 30, 2024, January 10, 2025, January 14, 2025 and January 21, 2025, respectively. Accordingly, we have attached these six Current Reports to this Prospectus Supplement No. 4.

The Prospectus and this Prospectus Supplement No. 4 relate to the proposed resale or other disposition of 6,521,737 Class A ordinary shares issuable upon the exercise of warrants, or the Warrants, by the selling shareholders identified in the Prospectus. The selling shareholders acquired the Warrants from us pursuant to certain securities purchase agreement, dated as of April 11, 2024, by and among us and the purchasers named therein, or the Securities Purchase Agreement, in a private placement offering, or the Private Placement. We are not selling any Class A ordinary shares under the Prospectus and will not receive any of the proceeds from the sale or other disposition of Class A ordinary shares by the selling shareholders. However, we will receive proceeds from the exercise, if ever exercised, of the Warrants. The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the ordinary shares described in the Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of Class A ordinary shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 132 of the Prospectus for more information about how the selling shareholders may sell or dispose of their Class A ordinary shares.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A ordinary shares. If the market price of our Class A ordinary shares is less than the exercise price of the Warrants, meaning the Warrants are “out of the money,” we believe the holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. The amount of cash we would receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

This Prospectus Supplement No. 4 updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement No. 4, you should rely on the information in this Prospectus Supplement No. 4.

Our Class A ordinary shares are listed on the NASDAQ Capital Market under the symbol “NA.” The closing price for our Class A ordinary shares on January 17, 2025 was US$7.71 per Class A ordinary share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of the Prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 21, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: December 12, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Announces Bitcoin Holdings Exceed 360 BTC, Valued at Over US$36 Million

Hong Kong, December 12, 2024 /PRNewswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we”, the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced that it has recently increased its Bitcoin (BTC) holdings through the licensed virtual asset exchange HashKey Exchange in Hong Kong.

As of December 12, 2024, the Company holds a total of approximately 360 Bitcoins, with a current value of approximately US$36.22 million. The average acquisition cost of its Bitcoin holdings is approximately US$99,700 per BTC, inclusive of transaction fees.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: December 26, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Launches FPU3.0 ASIC Design Architecture with 3D DRAM Stacking for AI and Blockchain Innovation

Hong Kong, December 26, 2024 /PRNewswire/ — Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company,” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced the launch of FPU3.0, an ASIC architecture designed to enhance artificial intelligence (AI) inference and blockchain performance. Featuring advanced 3D DRAM stacking technology, FPU3.0 delivers a fivefold boost in power efficiency over the previous FPU2.0 architecture, setting a new standard for energy-efficient, high-performance ASICs. This latest advancement highlights the Company’s robust research and development capabilities in adopting cutting-edge technologies and its commitment to driving innovation and widespread adoption in the AI and cryptocurrency industry.

The FPU series represents Nano Labs’ proprietary set of ASIC chip design architectures, purpose-built for high-bandwidth High Throughput Computing (HTC) applications. Such ASIC chips are optimized for specific functions or applications, typically delivering lower power consumption and higher computational efficiency than general-purpose CPUs and GP-GPUs. These ASICs are increasingly utilized in AI inference, edge AI computing, data transmission processing under 5G networks, network acceleration, and more.

The Nano FPU architecture comprises four fundamental modules and IPs: the Smart NOC (Network-on-Chip), the high-bandwidth memory controller, the chip-to-chip interconnect IOs, and the FPU core. This modular provides remarkable flexibility, enabling rapid product iteration by updating the FPU core IP while reusing or upgrading other IPs and modules as needed - often sufficient to introduce new features.

Notably, the FPU3.0 architecture incorporates stacked 3D memory with a theoretical bandwidth of 24TB/s and an upgraded Smart-NOC on-chip network. This network supports a mix of large and small compute cores, full-crossbar, and feed-through traffic types on the bus. The FPU3.0 architecture holds the potentials to excel in various fields, delivering superior performance, lower power consumption, and faster product iteration cycles.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

* According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd
ir@nano.cn

Ascent Investor Relations LLC
Tina Xiao
Phone: +1-646-932-7242
Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: December 30, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Subsidiary Nano bit to Launch Bitcoin Business, Advancing Global Innovation Strategy

Hong Kong, December 30, 2024 /PRNewswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company,” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced that the Company has officially renamed its wholly-owned subsidiary Tsuki HK Limited to Nano bit HK Limited. Following this strategic rebranding, Nano bit HK Limited is expected to develop Bitcoin-related businesses and initiatives within the Bitcoin ecosystem, marking a significant milestone in the Company’s global technological innovation and ecosystem strategy.

Nano bit’s new business initiatives reflect Nano Labs’ commitment to its long-term vision of driving blockchain infrastructure innovation and expanding its presence in global markets. The Company remains steadfast in its commitment to advancing technological innovation, fostering ecosystem growth, and delivering sustainable value and growth opportunities for its clients and partners.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

* According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd
ir@nano.cn

Ascent Investor Relations LLC
Tina Xiao
Phone: +1-646-932-7242
Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: January 10, 2025	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Subsidiary Nano bit and BitFi Enter Strategic Partnership to Revolutionize Bitcoin Asset Management

HONG KONG, Jan. 10, 2025 /PRNewswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company,” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced that the Company through Nano bit HK Limited (“Nano bit”), its wholly-owned subsidiary, entered into a partnership (the “Partnership”) with BitFi, a leading cryptocurrency asset management platform, jointly developing innovative Bitcoin asset management solutions. The Partnership marks a new chapter in Nano Labs’ global technological innovation and strategic ecosystem development.

As part of this strategic initiative, Nano Labs agrees to adopt Bitcoin as a long-term strategic reserve asset, with Nano bit responsible for the management and operation of these assets. BitFi, serving as the Company’s professional partner, agrees to provide comprehensive solutions, including asset custody, quantitative management, and value-enhancing strategies, to ensure the security and profitability of such reserve assets.

The Partnership not only signifies a new phase in Nano Labs’ strategic engagement with the Bitcoin ecosystem but also underscores BitFi’s technical expertise and leadership in cryptocurrency asset management. By leveraging their complementary strengths, the two companies aim to advance the development of the Bitcoin ecosystem and drive sustainable growth across the industry.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

* According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: January 14, 2025	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Announces Partnership with the Inaugural Presidential Crypto Ball

HONG KONG, Jan. 14, 2025 /PRNewswire/ -- Nano Labs Ltd (Nasdaq: NA) ("we," the "Company," or "Nano Labs"), a leading fabless integrated circuit design company and product solution provider in China, announced its partnership with the Inaugural Presidential Crypto Ball ("The Crypto Ball"), scheduled for January 17, 2025, at the Andrew W. Mellon Auditorium in Washington, D.C. hosted jointly by BTC Inc. and Stand With Crypto. This prestigious event has garnered extensive support from major industry players such as MicroStrategy, Coinbase, MetaMask, and Galaxy Digital, reinforcing the critical role of cryptocurrency and blockchain in the evolving global economy.

The Crypto Ball celebrates the 47th Presidential Inauguration of Donald Trump as President and J.D. Vance as Vice President. This event not only marks the beginning of a new administration but also highlights the growing influence of the cryptocurrency sector in U.S. policymaking and its vast potential for future growth.

Dr. Jianping Kong, Chairman and CEO of Nano Labs, will represent the company at this distinguished event, engaging with leaders from politics, business, and the blockchain industry. His participation reflects Nano Labs’ commitment to driving innovation and shaping the future of blockchain and high-performance computing technologies.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit ("IC") design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing ("HTC") chips, high performance computing ("HPC") chips, distributed computing and storage solutions, smart network interface cards ("NICs") vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit ("FPU") architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab's Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company's website at: ir.nano.cn.

* According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company's plan to appeal the Staff's determination, which can be identified by terminology such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Such statements are based upon management's current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company's control, which may cause the Company's actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: January 21, 2025	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

Exhibit 99.1

Nano Labs Commemorates Mr. Donald Trump’s Presidency with Purchase of 47 Trump Tokens

HONG KONG, Jan. 21, 2025 /PRNewswire/ – Nano Labs Ltd (Nasdaq: NA) (“Nano Labs” or the “Company”), a leading fabless integrated circuit design company and product solution provider in China, today announced the symbolic purchase of 47 $Trump tokens on the Solana blockchain at an average transaction price of approximately $24 per token, inclusive of transaction fees. This commemorative purchase celebrates Mr. Donald Trump’s election as the 47th President of the United States and reflects the Company’s appreciation for his supportive stance toward the cryptocurrency industry.

This acquisition is purely symbolic, and the Company has no intention of selling these tokens. This announcement is solely a factual disclosure and should not be construed as investment advice by any means.

Nano Labs remains committed to driving innovation in blockchain technology while embracing the diverse values within the industry’s development. This gesture further highlights the Company’s engagement with the cultural dimensions of the cryptocurrency ecosystem.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: https://ir.nano.cn/.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com